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/Letterhead/
                           Schvaneveldt & Company
                        Certified Public Accountant
                        275 East South Temple, #300
                         Salt Lake City, Utah 84111
                               (801) 521-2392


Darrell T. Schvaneveldt, C.P.A.




I consent to the use of my report dated July 15, 2000, on the financial statements of Book Corporation of America, Inc., dated April 30, 2000 included herein the 10SB/A-1 filing and to the reference made to me.



/S/ Schvaneveldt & Company
Salt Lake City, Utah 84111
July 17, 2000

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